DELAWARE LIFE INSURANCE COMPANY

AMENDED AND RESTATED BY-LAWS

ARTICLE 1

OFFICES

Section 1.01. Registered Office. The registered office of Delaware Life Insurance Company (the “Corporation”) shall be in the City of Wilmington, County of New Castle, State of Delaware.

Section 1.02. Other Offices. The Corporation may also have offices at such other places both within and without the State of Delaware as the board of directors may from time to time determine or the business of the Corporation may require.

ARTICLE 2

MEETINGS OF STOCKHOLDERS

Section 2.01. Place of Meetings. All meetings of the stockholders shall be held at such place, either within or without the State of Delaware, as shall be designated from time to time by the board of directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

Section 2.02. Annual Meeting. Annual meetings of stockholders shall be held in each year on such date and at such time as shall be determined from time to time by the board of directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof. At each annual meeting the stockholders shall elect by a plurality vote a board of directors, and transact such other business as may properly be brought before the meeting.

Section 2.03. Notice of Annual Meeting. Written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting.

Section 2.04. Stockholders’ List. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time therof, and may be inspected by any stockholder who is present.

Section 2.05. Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called by the chief executive officer and shall be called by the chief executive officer or secretary at the request in writing of a majority of the board of directors or at the request in writing of the holders of a majority of the outstanding stock.

Section 2.06. Notice of Special Meetings. Written notice of a special meeting stating the place, date and hour of the meeting, and the purpose or purposes for which the meeting is called, shall be given not less than ten nor more than sixty days before the date of the meeting, to each stockholder entitled to vote at such meeting.

Section 2.07. Limitation on Business at Special Meeting. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

Section 2.08. Quorum. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the Certificate of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 2.09. Vote Required for Action. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes or of the Certificate of Incorporation, a different vote is required in which case such express provision shall govern and control the decision of such question.

Section 2.10. Voting – Proxy. Unless otherwise provided in the Certificate of Incorporation, each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted on after three years from its date, unless the proxy provides for a longer period.

Section 2.11. Written Consent in Lieu of Vote. Any action required to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

ARTICLE 3

DIRECTORS

Section 3.01. Number and Qualifications of Directors. The number of directors which shall constitute the whole board shall not be less than three. The number of directors shall be determined by resolution of the board of directors or by the stockholders at the annual meeting. The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 3.02 of this Article, and each director elected shall hold office until his or her successor is elected and qualified. Directors need not be stockholders.

Section 3.02. Vacancies and Newly Created Directorships. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced.

Section 3.03. Powers of Directors. The business and affairs of the Corporation shall be managed by its board of directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By-laws directed or required to be exercised or done by the stockholders, including, without limitation, the creation of one or more separate accounts and adoption of rules and regulations providing for the operation and management of any such separate account by a board, committee or other body selected as authorized by such rules and regulations and the provisions of the Certificate of Incorporation.

Section 3.04. Place of Meeting. The board of directors of the Corporation may hold meetings, both regular and special, either within or without the State of Delaware.

Section 3.05. Regular Meetings. Regular meetings of the board of directors may be held without notice at such time and at such place as shall from time to time be determined by the board.

Section 3.06. Special Meetings. Special meetings of the board may be called by the chief executive officer or a majority of the stockholders or a majority of directors and shall be held at such place within or without the State of Delaware, on such date and at such time as fixed in the notice. Notice of the place, date, and time of each such special meeting shall be given to each director by whom it is not waived by providing notice hereof not less than twenty-four hours before the meeting, either personally or by mail, telegram, facsimile transmission or electronic transmission or telephone. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting.

Section 3.07. Quorum. At all meetings of the board one-third of the whole number of directors as last fixed prior to such meeting, but in any event not less than two, shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as may be otherwise specifically provided by statute or by the Certificate of Incorporation. If a quorum shall not be present at any meeting of the board of directors the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 3.08. Written Consent in Lieu of Meeting. Unless otherwise restricted by the Certificate of Incorporation or these By-laws, any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting, if all members of the board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board or committee.

Section 3.09. Participation in Meetings by Conference Telephone. Notwithstanding any provision of these By-laws to the contrary, members of the board of directors, or of any committee thereof, may participate in a meeting of such board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and such participation shall constitute presence in person at such meeting.

Section 3.10. Committees. The board of directors may, by resolution passed by a majority of the whole board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution of the board of directors, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending the By-laws of the Corporation; and, unless the resolution or the Certificate of Incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors.

Section 3.11. Committee Minutes and Reports. Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required.

Section 3.12. Compensation. Any compensation of the members of the board of directors shall be authorized by the holders of a majority of the outstanding stock. The directors may be paid their expenses, if any, of attendance at each meeting of the board of directors and may be paid a fixed sum for attendance at each meeting of the board of directors and/or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation.

Section 3.13. Removal of Directors. Any director of the Corporation may be removed at any time, with or without cause, by a majority vote of the stockholders.

ARTICLE 4

NOTICES

Section 4.01. Manner of Giving Notice. Except as otherwise specifically provided herein or required by law, all notices required to be given to any stockholder, director, officer, employee or agent, may in every instance be effectively given by hand delivery to the recipient thereof, by depositing such notice in the mails, postage paid, by sending such notice by overnight courier, by prepaid telegram or mailgram, by telecopy or similar facsimile transmission or by electronic transmission. Any such notice shall be addressed to such stockholder, director, officer, employee, or agent at his or her last known address as the same appears on the books of the Corporation. Except as provided below for electronic transmission or facsimile delivery to stockholders, the time when such notice is received, if hand delivered, or dispatched, if delivered through the mails, by overnight courier, by telegram or mailgram or telecopy or similar facsimile or by electronic transmission, shall be the time of the giving of the notice.

Section 4.02. Notice by Electronic Transmission to Stockholders. Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the Corporation shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given. Any such consent shall be revocable by the stockholder by written notice to the Corporation. Any such consent shall be deemed revoked if the Corporation is unable to deliver by electronic transmission two consecutive notices given by the Corporation in accordance with such consent and such inability becomes known to the secretary of the Corporation or to the transfer agent, or to any other person responsible for the giving of notice; provided, however, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action.

Section 4.03. Time of Delivery to Stockholders. Notice given pursuant to this Article to a stockholder shall be deemed given: (i) if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice; (ii) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (iii) if by a posting of an electronic network together with separate notice to the stockholder of such specific posting, upon the later of such posting and the giving of such separate notice; and (iv) if by any other form of electronic transmission, when directed to the stockholder. An affidavit of the secretary of the Corporation or of the transfer agent or other agent of the Corporation that the notice has been given by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

Section 4.04. Waiver of Notice. Whenever any notice is required to be given under the provisions of the statutes or of the Certificate of Incorporation or of these By-laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

ARTICLE 5

OFFICERS

Section 5.01. Principal and Other Officers. The officers of the Corporation shall include a chief executive officer, a president, a secretary and a treasurer. The board of directors may also appoint a chairman, one or more vice presidents, and such other officers as are from time to time desired. Any number of offices may be held by the same person, unless the Certificate of Incorporation or these By-laws otherwise provide. The board of directors may also delegate its power to appoint vice presidents and such other officers to the chief executive officer or the president or their designees.

Section 5.02. Time and Manner of Selection. The board of directors at its first meeting after each annual meeting of stockholders shall choose a chief executive officer, a president, a secretary, a treasurer and such other officers as it shall deem necessary.

Section 5.03. Compensation. The remuneration of officers of the Corporation shall be fixed by the board of directors. The board of directors may also delegate such power regarding the authority and responsibility for fixing remuneration of officers to the chief executive officer or the president or their designees, but may not delegate such power with regard to the chief executive officer, the president, the secretary and the treasurer.

Section 5.04. Term of Office – Vacancies. The officers of the Corporation shall hold office until their successors are chosen and qualified or until their earlier resignation or removal. Any officer elected or appointed by the board of directors may be removed at any time by the affirmative vote of a majority of the whole board of directors. Any vacancy occurring in any office of the Corporation shall be filled by the board of directors.

Section 5.05. The Chairman. The chairman, if one be appointed, shall preside at all meetings of the stockholders and of the board of directors, and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

Section 5.06. The Chief Executive Officer. The chief executive officer shall have general management responsibility for the business of the Corporation and shall see that all orders and resolutions of the board of directors are carried into effect. If there is no chairman, or in the absence of the chairman, or at the chairman’s request, the chief executive officer shall preside at all meetings of the stockholders and of the board of directors. The president may also be the chief executive officer.

Section 5.07. The President. The president shall perform such duties and have such other powers as the board of directors or the chief executive officer may from time to time prescribe. In the absence of the chief executive officer, or in the event of his or her inability or refusal to act, the president shall perform the duties of the chief executive officer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the chief executive officer.

Section 5.08. The Secretary. The secretary shall attend all meetings of the board of directors and all meetings of the stockholders and record all the proceedings of the meetings of the Corporation and of the board of directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He or she shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors or chief executive officer, under whose supervision he or she shall be. He or she shall have custody of the corporate seal of the Corporation and he or she shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his or her signature. The board of directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his or her signature.

Section 5.09. Treasurer. The treasurer shall keep full and accurate books of account in which shall be recorded all receipts and disbursements of the Corporation, and shall pursuant to the direction of the board of directors or of the chief executive officer, under whose supervision he or she shall be, control the deposit of moneys, the safekeeping of securities and the disbursement of the funds of the Corporation; he or she shall render to the chief executive officer, or the board of directors at the regular meetings thereof, whenever requested, an account of all his or her transactions as treasurer and of the financial condition of the Corporation; and he or she shall perform such other duties as may from time to time be prescribed by the board of directors or the chief executive officer.

Section 5.10. Other Officers. Officers other than the chairman, chief executive officer, president, secretary and treasurer, shall perform such duties and have such other powers as the board of directors, the chief executive officer or the president may from time to time prescribe.

Section 5.11. Removal of Officers. Any officer of the Corporation may be removed at any time, with or without cause, by the board of directors.

ARTICLE 6

STOCK

Section 6.01. Stock Certificates. Every holder of stock in the Corporation shall be entitled to have a certificate, signed by, or in the name of the Corporation by, the president and the treasurer or the secretary of the Corporation, certifying the number of shares owned by him in the Corporation.

Section 6.02. Facsimile Signature. Where a certificate is countersigned (1) by a transfer agent other than the Corporation or its employee, or (2) by a registrar other than the Corporation or its employee, any other signature on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

Section 6.03. Lost Certificates. The board of directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his or her legal representative, to advertise the same in such manner as it shall require and/or give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

Section 6.04. Transfer of Stock. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

Section 6.05. Fixing Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, to express consent to corporate action in writing without a meeting, to receive payment of any dividend or other distribution or allotment of any rights, to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of a stockholders’ meeting, nor more than sixty days prior to the distribution of such rights, the exercise of such rights or the taking of any other lawful action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

Section 6.06. Registered Stockholders. The Corporation shall be entitled to treat the record holder of any shares of the Corporation as the owner thereof for all purposes, including all rights deriving from such shares, and shall not be bound to recognize any equitable or other claim to, or interest in, such shares or rights deriving from such shares, on the part of any other person, whether or not the Corporation shall have either actual or constructive notice thereof.

ARTICLE 7

GENERAL PROVISIONS

Section 7.01. Execution of Instruments. Except as otherwise provided in these By-laws, all deeds, mortgages, bonds, contracts, policies, reports and other instruments may be executed on behalf of the Corporation by the chief executive officer, president or any vice president or by any other officer or person authorized to act in such manner, whether by law, the Certificate of Incorporation, these By-laws, or any general or special authorization of the board of directors. The corporate seal may be affixed and attested by the secretary or any other officer authorized by the board of directors.

Section 7.02. Facsimile Signatures. Any policy, insurance contract, annuity contract, contract of deposit, premium receipt, dividend notice or endorsement or amendment of any such instrument may be signed by means of an engraved, lithographed or otherwise mechanically produced facsimile of the signature of the chief executive officer, president, secretary or other person or persons as may be designated for this purpose by resolution of the board of directors, and the execution by the Corporation of any such instrument so signed shall be as valid and binding upon the Corporation as though manual signatures of the authorized officers had been used in the signing thereof. If any officer whose facsimile signature has been used as above provided has ceased to hold office prior to the delivery of the instrument, the instrument may nevertheless be issued and delivered by the Corporation and shall be valid and binding on the Corporation.

Section 7.03. Disbursement of Funds. All checks, drafts or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

Section 7.04. Voting Stock in Other Corporations. Unless otherwise ordered by the board of directors, the chairman, the chief executive officer, the president, or any vice president shall have full power and authority to attend and act and vote at any meeting of stockholders of any Corporation in which this Corporation may hold stock, and otherwise to exercise any and all rights and powers which this Corporation may possess by reason of its ownership of securities in such other Corporation, and the chairman, the chief executive officer, the president, or any vice president of the Corporation may execute proxies authorizing designated persons to vote shares of stock of other Corporations standing in the name of this Corporation.

Section 7.05. Fiscal Year. The fiscal year of the Corporation shall be the calendar year unless otherwise fixed by resolution of the board of directors.

Section 7.06. Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Delaware.” The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

Section 7.07. Reliance on Records and Reports. Each director, each member of any committee designated by the board of directors, and each officer of the Corporation shall, in the performance of his or her duties, be fully protected in relying in good faith upon the books of account, information, statements or other records of the Corporation, including reports made to the Corporation by any of its directors, officers, employees or counsel, by an independent certified public accountant, or by an appraiser selected with reasonable care. An action shall not be considered taken in good faith if the director, committee member or officer has knowledge concerning the matter in question that would cause his or her reliance to be unwarranted.

ARTICLE 8

INDEMNIFICATION

Section 8.01. General. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that the person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, have reasonable cause to believe that his or her conduct was unlawful.

Section 8.02. Actions by or in the Right of the Corporation. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture or trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 8.03. Indemnification Against Expenses. To the extent that a present or former director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 8.01 and 8.02 hereof, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

Section 8.04. Board Determinations. Any indemnification under Sections 8.01 and 8.02 hereof (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in Sections 8.01 and 8.02 hereof. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who were not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such disinterested directors or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

Section 8.05. Advancement of Expenses. Expenses including attorneys’ fees incurred by an officer or director in defending a civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized by law or in this Article. Such expenses incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the Corporation deems appropriate.

Section 8.06. Nonexclusive. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article shall not be deemed exclusive of any other rights to which any director, officer, employee or agent of the Corporation seeking indemnification or advancement of expenses may be entitled under any other bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, and shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent of the Corporation and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 8.07. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of applicable statutes, the Corporation’s Certificate of Incorporation or this Article.

Section 8.08. Certain Definitions. For purposes of this Article, (a) references to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger that, if its separate existence had continued, would have had power and authority to indemnify its directors, officers and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued; (b) references to “other enterprises” shall include employee benefit plans; (c) references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and (d) references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation that imposes duties on, or involves services by, such director, officer, employee or agent with respect to any employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article.

Section 8.09. Change in Governing Law. In the event of any amendment or addition to Section 145 of the General Corporation Law of the State of Delaware or the addition of any other section to such law that limits indemnification rights thereunder, the Corporation shall, to the extent permitted by the General Corporation Law of the State of Delaware, indemnify to the fullest extent authorized or permitted hereunder, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including an action by or in the right of the Corporation), by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding.

ARTICLE 9

AMENDMENTS

Section 9.01. These By-laws may be altered, amended or repealed or new By-laws may be adopted by the stockholders at any meeting of the stockholders or by the board of directors at any regular or special meeting or by vote of a majority of the entire board of directors.